EX-24

                              CONSENT OF ACCOUNTANTS

                               Jaak (Jack) Olesk, CPA
                              Beverly Hills, California


November 9, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Largo Vista Group, Ltd.- Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report in Largo Vista Group, Ltd.'s Form 10-KSB filed on April 17, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Jaak (Jack) Olesk, CPA
Jaak (Jack) Olesk